                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               ANTEC Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               ANTEC Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               ANTEC CORPORATION

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1998

To the Stockholders of ANTEC Corporation:

     The Annual Meeting of Stockholders of ANTEC Corporation will be held at the Meadow Club, 2850 West Golf Road, Rolling Meadows, Illinois on Thursday, May 7, 1998 at 10:00 a.m., for the purpose of electing eight directors, and transacting such other business as may be brought before the meeting or any adjournment(s) thereof.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.

     The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of the Company at the above address and will be available at the meeting.

     A copy of ANTEC Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 1997 is enclosed. Additional copies of the Annual Report may be obtained without charge by writing the Secretary of ANTEC Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                       LOGO
                                       Lawrence A. Margolis, Secretary

Rolling Meadows, Illinois
March 27, 1998

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                              OF ANTEC CORPORATION

                             TO BE HELD MAY 7, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANTEC Corporation, a Delaware corporation (the term "ANTEC" or the "Company," as used herein means the Company together with or without its subsidiaries, as the context may require). The Company's corporate headquarters is located at 5720 Peachtree Parkway Norcross, Georgia 30092 (telephone 770-441-0007). The Proxy Statement and form of proxy were first mailed to stockholders on or about March 31, 1997. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on May 7, 1998 at 10:00 a.m. at the Meadow Club, 2850 West Golf Road, Rolling Meadows, Illinois or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $3,000 plus expenses.

                                     VOTING

     Shares of Common Stock, $.01 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 13, 1998, 39,329,289 shares of Common Stock were outstanding. Each holder of Common Stock is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by a plurality of the votes of the shares represented at the meeting. Shares represented at the meeting which abstain from voting or withhold votes will be counted in determining the presence of a quorum but will not affect the election of directors.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below, all of whom presently serve on the Board of Directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of ANTEC's by-laws. The current number of directors has been set by
the Board at             .

     The following table sets forth the name and age as of March 13, 1998 of each nominee of the Company, the year such person was first elected as a director, his position with the Company, his or her principal occupation(s) during at least the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                                          PRESENT PRINCIPAL OCCUPATION OR
                                                        EMPLOYMENT; MATERIAL POSITIONS HELD
                NAME & AGE                                     DURING PAST FIVE YEARS
                ----------                              -----------------------------------
Rod F. Dammeyer, 57.......................    Director of the Company since 1993; Vice Chairman since
                                              1998 and President and Chief Executive Officer from 1993
                                              to 1998 of Anixter International Inc., a provider of
                                              networking and cabling solutions; Managing Partner since
                                              1998 and Managing Director from 1996 to 1998 of EGI
                                              Corporate Investments, a diversified management and
                                              investment company; Director of Anixter International
                                              Inc., CNA Surety Corp., Inc., IMC Global, Inc., Jacor
                                              Communications, Inc., Lukens Inc., Metal Management,
                                              Inc., Stericycle, Inc., TeleTech Holdings, Inc.; and
                                              Transmedia Network, Inc.; and Trustee of Van Kampen
                                              American Capital, Inc. closed-end funds.
John M. Egan, 50..........................    Director since 1993 and Chairman since 1997 of the
                                              Company, President and Chief Executive Officer of the
                                              Company and its predecessors since 1980.
James L. Faust, 56........................    Director of the Company since 1995; Consultant since
                                              1998; Executive Vice President, International of the
                                              Company from 1995 to 1998. During 1989-1994 he held
                                              various executive positions with General Instrument
                                              Corporation. Director of Cabletel Communications
                                              Corporation since 1996 and Evolve Products Inc. since
                                              1997.
William H. Lambert, 61....................    Director of the Company since 1997; Chairman, President
                                              and Chief Executive Officer of TSX Corporation from 1988
                                              to 1997. Chairman of AM Communications Inc. since 1998.
John R. Petty, 67.........................    Director of the Company since 1993; Chairman of TECSEC
                                              Incorporated, a data security company since 1997;
                                              Chairman of Federal National Payables Inc., a factoring
                                              company, since 1992; Private investor since 1988;
                                              Chairman and Chief Executive Officer of Marine Midland
                                              Banks, Inc. from 1983 to 1988; Director of Anixter
                                              International Inc. and Equivest Finance, Inc.

                                                          PRESENT PRINCIPAL OCCUPATION OR
                                                        EMPLOYMENT; MATERIAL POSITIONS HELD
                NAME & AGE                                     DURING PAST FIVE YEARS
                ----------                              -----------------------------------
Samuel K. Skinner, 59.....................    Director of the Company since 1995; President and
                                              Director of Unicom Corp., an electrical utilities
                                              company, from 1993 to 1998; Director of LTV Corporation,
                                              Midwest Express Holdings Inc., Union Pacific Resources
                                              Inc., and BHP Advisory Council; Chief of Staff to the
                                              President of the United States from 1992 to 1993; United
                                              States Secretary of Transportation from 1989 to 1992.
Robert J. Stanzione, 50...................    President and Chief Operating Officer of the Company
                                              since January 1998. President and Chief Executive
                                              Officer of ARRIS Interactive, a joint venture company of
                                              ANTEC and Nortel from 1995 to 1997. During 1969 to 1995,
                                              he held various positions with AT&T Corporation.
Bruce Van Wagner, 72......................    Director since 1993 and Chairman of the Company from
                                              1993 to 1997; Vice Chairman in 1992 and Chairman from
                                              1987 to 1992 of Anixter Inc., subsidiary of Anixter
                                              International Inc., a provider of networking and cabling
                                              solutions.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Petty (Chairperson) and Skinner, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held four meetings in 1997.

     The Compensation Committee, currently consisting of Messrs. Dammeyer (Chairperson) and Skinner, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held four meetings in 1997.

     The Executive Committee, currently consisting of Messrs. Dammeyer, Egan and Van Wagner (Chairperson), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings, and to the extent desired, serves as the nominating committee for the Board of Directors. The Executive Committee held no meetings in 1997.

     The Board of Directors held six meetings in 1997. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                         COMPENSATION AWARDS
                                       ANNUAL COMPENSATION             -----------------------
                              --------------------------------------   RESTRICTED   SECURITIES
      NAME AND                                            OTHER          STOCK      UNDERLYING        ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)    OPTIONS(#)    COMPENSATION($)(3)
 ------------------    ----   ---------   --------   ---------------   ----------   ----------    ------------------
John M. Egan.........  1997    500,000          0                                    860,000            2,375
  Chief Executive      1996    441,400    433,440                                    112,000            2,375
  Officer              1995    430,000    129,000         55,583                      56,000            2,310
Lawrence A.
  Margolis...........  1997    280,000          0                                    300,000            2,375
  Executive Vice       1996    253,400    171,046                                     40,000            2,375
  President, Chief     1995    210,000     63,000                                     20,000            2,310
  Financial Officer
James L. Faust.......  1997    280,000          0                        80,800(1)   300,000            2,375
  Executive Vice       1996    253,400    161,898                                     50,000            2,375
  President, Int'l     1995    210,000    157,500                       246,875(2)    75,000            1,969
Gordon E.
  Halverson..........  1997    190,000     40,000                                    175,000            2,256
  Executive Vice       1996    170,000     75,262                                     20,000               --
  President, Sales     1995    135,000     55,000                                     10,000               --
James A. Bauer.......  1997    169,900     28,000                                     85,000            2,375
  Senior Vice          1996    161,500     98,886                                     20,000            2,375
  President, Comm.     1995    128,800     35,000                                     10,000            2,310
  and Admin.

-------------------------
(1) Represents the value of 10,000 shares of Common Stock granted in 1997. One third of the shares vest each May 7, beginning May 7, 1998. Subject to forfeiture for nonvesting, grantee is entitled to any dividends declared in the stock. At December 31, 1997, the 10,000 unvested shares had a value of $156,250.

(2) Represents the value of 12,500 shares of Common Stock granted in 1995 in connection with his initial employment. One third of the shares vest each January 1, beginning January 1, 1996. Subject to forfeiture for nonvesting, grantee is entitled to any dividends declared on the stock. At December 31, 1997, the 4,167 unvested shares had a value of $65,109.

(3) Represents contributions by the Company to the employee savings plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
                             --------------------------
                             NUMBER OF      % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                             SECURITIES      OPTIONS                                       ASSUMED ANNUAL RATES OF
                             UNDERLYING     GRANTED TO                                   STOCK PRICE APPRECIATION FOR
                              OPTIONS      EMPLOYEES IN    EXERCISE OR       DATE               OPTION TERM(3)
                              GRANTED         FISCAL       BASE PRICE         OF        ------------------------------
NAME                            (#)            YEAR          ($/SH)       EXPIRATION        5%($)           10%($)
----                         ----------    ------------    -----------    ----------        -----           ------
John M. Egan.............    110,000(1)         16%          $10.88        01/01/04      $  487,300       $1,135,200
                             750,000(2)         27%          $ 8.88        05/07/04       2,715,000        6,315,000
Lawrence A. Margolis.....     50,000(1)          7%          $10.88        01/01/04         221,500          516,000
                             250,000(2)          9%          $ 8.88        05/07/04         905,000        2,105,000
James L. Faust...........     50,000(1)          7%          $10.88        01/01/04         221,500          516,000
                             250,000(2)          9%          $ 8.88        05/07/04         905,000        2,105,000
Gordon E. Halverson......     25,000(1)          4%          $10.88        01/01/04         110,750          258,000
                             150,000(2)          5%          $ 8.88        05/07/04         543,000        1,263,000
James A. Bauer...........     25,000(1)          4%          $10.88        01/01/04         110,750          258,000
                              60,000(2)          2%          $ 8.88        05/07/04         217,200          505,200

-------------------------
(1) One-third of options become exercisable on each anniversary of grant, beginning February 7, 1999.

(2) Options become exercisable on May 7, 2003. Vesting will accelerate if the Company's stock closes above specified prices ($15, $20 and $25) for 20 consecutive days and the Company's fully diluted earnings per common share (before non-recurring items) over a period of four consecutive quarters exceed a dollar per common share. Vesting will also accelerate if any person and its affiliates, other than Anixter International, Inc., Tele-Communications, Inc. and their affiliates, acquires or tenders for more than 50% of the stock of the Company.

(3) These numbers are for presentation purposes only and are not predictions of future stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                       NUMBER OF
                                                                      SECURITIES              VALUE OF
                                                                      UNDERLYING             UNEXERCISED
                                                                      UNEXERCISED           IN-THE-MONEY
                                                                      OPTIONS AT             OPTIONS AT
                                                                       FY-END(#)              FY-END($)
                              SHARES ACQUIRED ON       VALUE         EXERCISABLE/           EXERCISABLE/
                                 EXERCISE(#)        REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
                              ------------------    -----------      -------------          -------------
John M. Egan..............               0                  0      367,717/1,009,333    $1,963,406/$5,587,800
Lawrence A. Margolis......               0                  0       124,617/ 353,333    $  663,469/$1,926,000
James L. Faust............               0                  0        25,000/ 400,000    0/$         1,926,250
Gordon E. Halverson.......               0                  0        83,733/ 201,667    $  452,250/$1,132,750
James A. Bauer............               0                  0        23,333/ 111,667    0/$           524,250

                             PENSION PLAN TABLE(1)

                                                ESTIMATED BENEFIT BASED ON YEARS OF SERVICE
                               ------------------------------------------------------------------------------
REMUNERATION                      10            15            20            25            30            35
------------                      --            --            --            --            --            --
$ 250,000..................    $ 30,595      $ 45,893      $ 61,190      $ 76,488      $ 91,786      $ 91,786
   350,000.................      43,595        65,393        87,190       108,988       130,786       130,786
   450,000.................      56,595        84,893       113,190       141,488       169,786       169,786
   550,000.................      69,595       104,393       139,190       173,988       208,786       208,786
   650,000.................      82,595       123,893       165,190       206,488       247,786       247,786
   750,000.................      95,595       143,393       191,190       238,988       286,786       286,786
   850,000.................     108,595       162,893       217,190       271,488       325,786       325,786
   950,000.................     121,595       182,393       243,190       303,988       364,786       364,786
 1,050,000.................     134,595       201,893       269,190       336,488       403,786       403,786
 1,150,000.................     147,595       221,393       295,190       368,988       442,786       442,786

-------------------------
(1) Above amounts are annual straight-line annuity amounts (which are not reduced for Social Security benefits) payable upon retirement at age 65 under the Company's funded defined benefit pension plan and an unfunded supplementary defined benefit pension plan. The benefits are determined by the average of the five highest consecutive years of salary and bonus during an employee's last ten years of service. (Bonus is attributable to the year in which it is paid not the year for which it is accrued. Thus, the covered remuneration for 1997 was the salary for 1997 and the bonus accrued for 1996 in the "Summary Compensation Table.") As of December 31, 1997, Messrs. Egan, Margolis, Halverson, Bauer and Faust have approximately 24, 15, 29, 4 and 2 years of service, respectively.

                             COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $50,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director plus fees of $1,000 for each board meeting attended, $750 for each committee meeting attended and a $2,500 annual retainer for committee chairperson.

     In connection with the merger with TSX Corporation on February 6, 1997, the Company agreed to continue to pay Mr. Lambert a salary of $400,000 for an additional nine months. Mr. Lambert's prior employment agreement with TSX carried forward to that date at which time he was entitled to the termination and other benefits provided by that contract. In November 1997, the Company paid Mr. Lambert approximately $2.4 million in accordance with this employment agreement.

     Effective February 1, 1998, Mr. Faust's arrangement with the Company was changed from an employment contract to a consulting contract. The new contract provides for quarterly payments $27,500 for five years and for continuation for a year or more of certain benefits Mr. Faust had received as an employee.

     The Company is paying for the defense by Mr. Van Wagner of charges by the Securities and Exchange Commission that members of his family and neighbors sold stock of the Company based on material non-public information of the Company obtained from Mr. Van Wagner. In 1997, the Company paid approximately $90,000 for these costs.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Egan, Stanzione, Margolis, Faust (see "Compensation of Directors") and Halverson. The agreements obligate the officers to continue to serve the Company and for the Company to continue to employ the officers until the agreements are terminated by the required prior notice or for cause or good reason as defined in the agreements. The required prior notice is two years in the case of Mr. Egan and one year in the case of the other officers. These agreements provide for the vesting of options (except for those options granted in May 1997 which vest on May 7, 2003) and for the continuation of employment benefits (including salaries and bonuses) for the time period otherwise required to terminate the agreements by prior notice in the event that the officers terminate the agreements and their employment for good reason. Good reason includes "Change of Control" which occurs if (i) a person other than Anixter International Inc. controls more than 25% of the Company's voting securities and the securities so controlled are greater in number than those controlled by Anixter International Inc. or (ii) a person other than Samuel Zell, Ann Lurie and Sheli Rosenberg controls more than 25% of Anixter International Inc. voting securities and the securities so controlled are greater in number than those controlled by Mr. Zell and Mmes. Lurie and Rosenberg. The agreements also prohibit each officer from working for a competitor until the expiration of the above time periods. The agreements provide for minimum salaries equal to current salaries, and for the Company to determine annual bonus opportunities targeted at 75% of salary for Messrs. Egan and Stanzione and 50 or 60% of salary for the other officers. Mr. Stanzione's contract was amended in 1997 to increase his salary to $340,000 on January 1, 1998 and to provide for the granting of an option to purchase 335,000 shares of common stock of the Company. The Company has agreed to pay Mr. Stanzione the amount by which the exercise price of this option ($11.125 per share) exceeds $9.75 per share. Also see "Options Grants in Last Fiscal Year."

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors for 1997 were Rod Dammeyer (Chairperson), Samuel Skinner and Mary Agnes Wilderotter. During 1997 Mr. Dammeyer was a director and the President and Chief Executive Officer of Anixter International Inc.

     The Company shares the costs of certain insurance policies with Anixter International Inc. The amount allocated to the Company in 1997 for these costs was approximately $0.3 million. The Company rents a facility from an affiliate of Samuel Zell, under a lease providing for annual rental payments of approximately $0.4 million which runs through 1999. Mr. Zell and Ann Lurie are beneficiaries and trustees of trusts holding through partnerships and a limited liability company approximately 22% of the stock of Anixter International Inc. of which Mr. Zell is the Chairman and a director.

     The Company, Anixter International Inc., its subsidiary Anixter Inc. have, in connection with the completion of the creation in July 1993 of the Company from a division of Anixter Inc., entered into agreements providing for, among other things, indemnification of Anixter Inc. by the Company and indemnification of the Company by Anixter Inc., in each case for certain liabilities. The Company has entered into a registration rights agreement with Anixter International Inc. under which the Company, under certain circumstances, must register under the Securities Act its shares of Common Stock for sale to the public and must indemnify it for certain liabilities.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     To assure the continued services of its key officers, the Company has entered into employment agreements with its officers, including Messrs. Egan, Margolis, Faust and Halverson. The salaries and bonus opportunities specified in these agreements, see "Employment Contracts and Termination of Employment and Change-In-Control Arrangements," were determined after reviewing publicly available information on the compensation practices of cable companies and distributors and manufacturers of sophisticated electronic products. (No attempt was made to limit these companies to the companies in the published industry index used in the "Performance Graph.") However, because of the differences in size and business between these companies and the Company, the salaries and bonus opportunities specified in the employment agreements were subjectively determined to be within the Committee's goal of salaries within the median of the range paid by others for comparable positions and bonus opportunities within the high end of the range provided by others for comparable positions.

     Option grants to executive officers in 1997 were determined by taking a percentage of salary and bonus and dividing that amount by the value of the options. The percentages were set by the Committee in the same manner as other components of compensation. These percentages were not affected by previous grants.

     In May 1997 the Committee granted additional options to key employees including executive officers. These options were designed to retain and motivate these employees. They do not become exercisable for 6 years unless the Company's stock closes above specified prices ($15, $20, and $25) for 20 consecutive days and the Company's fully diluted earnings per common share (before non-recurring items) over a period of four consecutive quarters exceed a dollar per common share. The options also become exercisable prior to 6 years if any person and their affiliates, other than current substantial stockholders, acquire or tender for more than 50% of the Company. Any unexercisable options are forfeited when employment terminates for any reason. Moreover if an optionee terminates his or her employment within 12 months after a stock price target and the earning target have been met, the optionee forfeits 50% of the options which became exercisable. In determining the number of options to be granted to each employee, the Committee considered the following: the number of options which would otherwise be granted the employee over the next three years as described above, the incentive being provided by options previously granted to the employee, and the level of long-term incentives being provided for similar positions by companies with which the Company believes it competes for employees.

     No annual incentive compensation was earned in 1997 by executive officers for achievement of financial goals. Executive officers below the top three were paid bonuses of up to 50% of their salary based on the achievement of individual goals.

     The components of executive officer compensation related to the performance of the Company are the portions of the annual bonus awards based on financial performance and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                Rod F. Dammeyer                Samuel K. Skinner

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's stock since September 17, 1993, the day the Company's stock was first publicly traded, through December 31, 1997, with the Standard & Poor's 500 and the Index of NASDAQ U.S. Stocks of entities in the industry of electronics and electrical equipment and components, exclusive of computer equipment, (SIC 3600-3699), prepared by the Center for Research in Securities Prices ("CRSP Peer Index"). The stock performance graph assumes the investment of $100 on September 17, 1993 and the reinvestment of all dividends.

        Measurement Period                ANTEC
      (Fiscal Year Covered)            Corporation          S&P 500        CRSP Peer Index
9/17/93                                         100.0             100.00             100.00
12/31/93                                        104.2              102.3              101.9
12/31/94                                         76.6              103.6              110.4
12/31/95                                         75.0              142.9              173.0
12/31/96                                         37.5              176.2              257.8
12/31/97                                         65.1              235.2              271.1

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 13, 1998, certain information with respect to the Common Stock of the Company that may be deemed to be beneficially owned by each director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                              COMMON              PERCENT OF
               NAME OF BENEFICIAL OWNER(1)                     STOCK              CLASS(13)
               ---------------------------                    ------              ----------
James A. Bauer...........................................       39,305(2)            *
Rod F. Dammeyer..........................................       14,100(3)(4)(12)     *
John M. Egan.............................................      454,004(5)            1.1%
James L. Faust...........................................       94,648(6)            *
Gordon E. Halverson......................................       95,468(7)            *
William H. Lambert.......................................       25,050(8)(12)        *
Lawrence A. Margolis.....................................      161,929(9)            *
John R. Petty............................................       14,100(3)(4)(12)     *
Samuel K. Skinner........................................        9,100(10)(12)       *
Bruce Van Wagner.........................................      210,000(11)(12)       *
All directors and executive officers as a group including
  the above-named persons................................    1,289,435               3.1%

-------------------------
  * Percentage of shares beneficially owned does not exceed one percent of the class.

 (1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

 (2) Includes 33,334 shares obtainable pursuant to options exercisable within 60 days of the date of this table ("currently exercisable options").

 (3) Excludes 7,113,500 shares owned by Anixter International Inc. of which Mr. Dammeyer is a director, President and Vice Chairman and Mr. Petty is a director. Messrs. Dammeyer and Petty disclaim beneficial ownership of these shares of Common Stock.

 (4) Includes 10,000 shares obtainable pursuant to currently exercisable options.

 (5) Includes 423,716 shares obtainable pursuant to currently exercisable options.

 (6) Includes 66,667 shares obtainable pursuant to currently exercisable options.

 (7) Includes 93,734 shares obtainable pursuant to currently exercisable options.

 (8) Includes 20,000 shares obtainable pursuant to currently exercisable options.

 (9) Includes 144,616 shares obtainable pursuant to currently exercisable options.

(10) Includes 5,000 shares obtainable pursuant to currently exercisable options.

(11) Includes 9,000 shares owned by Mr. Van Wagner's wife. Mr. Van Wagner disclaims beneficial ownership of these shares of Common Stock. Includes 167,000 shares obtainable pursuant to currently exercisable options.

(12) Messrs. Dammeyer, Petty, Skinner and Van Wagner include 4,100 common stock units and Mr. Lambert includes 2,050 common stock units. The units convert to Common Stock on a one for one basis at the time determined when the stock units were granted.

(13) All currently exercisable options deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 13, 1998 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

                                           NAME AND ADDRESS OF            AMOUNT AND NATURE OF   PERCENT
        TITLE OF CLASS                      BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
        --------------                     -------------------            --------------------   --------
Common.........................  Anixter International Inc.(1)                 7,113,500           18.5%
                                 4711 Golf Road
                                 Skokie, IL. 60076
Common.........................  Tele-Communications, Inc.(2)                  7,181,341           18.3%
                                 Terrace Tower II
                                 5619 DTC Parkway
                                 Englewood, Colorado 80111
Common.........................  State of Wisconsin                            2,234,800(3)         5.7%
                                 Investment Board
                                 P.O. Box 7842
                                 Madison, Wisconsin 53707

-------------------------
(1) Samuel Zell and Ann Lurie are beneficiaries and trustees of trusts holding through partnerships and a limited liability company approximately 22% of the stock of Anixter International, Inc. Mr. Zell and Mrs. Lurie disclaim beneficial ownership of the shares of ANTEC held by Anixter International Inc.

(2) According to Amendment Number 3 to Schedule 13D filed with the SEC on November 26, 1996, the beneficial ownership of TCI includes 854,341 shares of ANTEC common stock that TCI may acquire pursuant to stock option agreements between TCI and ANTEC, which options were granted pursuant to the terms and conditions of the TCI Investment Agreement.

(3) According to a 13G, dated January 20, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and Anixter International Inc. and the Company and an affiliate of Samuel Zell and Ann Lurie, see "Compensation Committee Interlocks and Insider Participation."

     For a description of transactions with Messrs. Lambert, Faust and Van Wagner, directors of the Company, see "Compensation of Directors."

     The Company loaned $100,000 to John Egan, its President and Chief Executive Officer, in 1980 and an additional $50,000 in 1983. Although these loans are interest-free and have no stated maturity date, Mr. Egan is currently making monthly payments to the Company to reduce the outstanding balance on these loans. As of December 31, 1997, the balance due on the loans was $110,800. The Company loaned $100,000 to Gordon Halverson, an officer of the Company, in December 1997. This loan is interest-free and matures annually in thirds beginning December 1998.

     Tele-Communications, Inc. ("TCI") is the Company's largest customer. In 1997, the Company received $46.6 million from TCI for goods and services it furnished TCI. In 1998, a joint venture in which a subsidiary of the Company is a 50% owner, entered into contracts to provide turnkey upgrades for TCI in San Francisco, Seattle and Salt Lake City. The Company has entered into a registration rights agreement with TCI under which the Company, under certain circumstances, must register under the Securities Act TCI's shares of common stock for sale to the public and must indemnify TCI for certain liabilities.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 1998. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal offices by November 30, 1998 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 1999 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

March 27, 1998

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          Lawrence A. Margolis, Secretary

        ________

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER, IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED
PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES.

1. Election of Directors:       FOR all nominees    [ ]       WITHHOLD AUTHORITY to vote       [ ]       *EXCEPTIONS    [ ]
                                listed below                  for all nominees listed below

   Nominees: William H. Lambert, Rod F. Dammeyer, John M. Egan, James L. Faust, John R. Petty, Bruce Van Wagner, Robert J.
             Stanzione and Samuel K. Skinner
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
   IN THE SPACE PROVIDED BELOW.)
   *Exceptions_____________________________________________________________________________________________________________________

2. In their discretion, such other matters as properly may come before the meeting or any adjournment(s) thereof.

                                                                                             CHANGE OF ADDRESS AND   [ ]
                                                                                             OR COMMENTS MARK HERE

                                                                        IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and officers signing in a representative capacity should
                                                                        give full title.

                                                                        Dated:_______________________________________________, 1998

                                                                        ___________________________________________________________
                                                                                          (Signature of Stockholder)
                                                                        ___________________________________________________________
                                                                                          (Signature if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY                                  VOTES MUST BE INDICATED      [X]
PROMPTLY USING THE ENCLOSED ENVELOPE.                                   (X) IN BLACK OR BLUE INK.

                               ANTEC CORPORATION

                      PROXY SOLICITED BY AND ON BEHALF OF
                            THE BOARD OF DIRECTORS

        The undersigned hereby appoints John M. Egan, Lawrence A. Margolis and Daniel J. Distel and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of ANTEC Corporation to be held at 10:00 a.m., central time, May 7, 1998, at the Meadow Club, 2850 West Golf Road, Rolling Meadows, Illinois, and at any adjournments thereof, all of the shares of Common Stock of ANTEC Corporation in the name of the undersigned on the record date.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

                    (Continued, and to be dated and signed on the reverse side.)


                                        ANTEC CORPORATION
                                        P.O. BOX 11355
                                        NEW YORK, N.Y. 10203-0355